Exhibit 99.1

Stran & Company CEO Delivers 2022 Review to Shareholders

Reaffirms outlook for continued growth in 2023

Quincy, MA / January 4, 2023 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today provided the following business update from the Company’s CEO, Andy Shape:

“As we enter 2023 and conclude a very busy and growth-oriented 2022, I’d like to take time to reflect on our achievements and plans moving into the new year. During the year, we achieved a number of important milestones that we believe further solidified our foundation for ongoing success in the $23 billion promotional products industry. Specifically, we secured several meaningful multi-year contracts, completed complementary acquisitions, expanded our experienced executive team, advanced our technology offerings, and launched initiatives to further accelerate growth—culminating in 50% year-over-year revenue growth for the nine months ended 2022 compared to the same period in 2021.

“We started 2022 by securing a multi-year contract with a large national healthcare company. This contract demonstrated our ability to shape consumer behavior by providing incentive products and literature to consumers, which, in turn may allow us to expand our business within the healthcare industry. The healthcare industry is among the industries with the largest budgets for utilizing promotional products as a marketing tool to increase brand awareness and engage with consumers. More recently, we secured a significant contract with a leading North American infrastructure services company to provide promotional products and services. We were selected by this company due to our solid reputation in the industry and ability to provide exceptional products, while assisting them in reaching their goal of increasing their market awareness and customer loyalty. I’d like to note that this contract came as a referral from an existing customer, which we believe validates our ability to execute efficiently and effectively. Furthermore, we have secured additional contracts throughout the year that support our ongoing operations and allow us to increase our presence within existing markets as well as enter new markets.

“In addition to the contracts mentioned above, we also expanded our customer-facing technology offerings by launching more than 35 online stores for various customers throughout the year. These online stores provide long-term value to our customers and help us develop them into repeat programmatic customers. We also continue to make investments into the full implementation and adoption of Oracle’s NetSuite as our enterprise resource planning system that we believe will create internal efficiencies and visibility into our business processes and operations.

“On the M&A front, we continue to execute on our strategy and have completed meaningful and complementary acquisitions. In February, we completed the acquisition of G.A.P. Promotions, LLC (GAP Promo). This acquisition aligned seamlessly with our strategy to enhance our expertise in additional verticals. Specifically, with GAP Promo, we improved our capabilities within the beverage market and added an impressive roster of top-tier beverage and consumer packaged good clients to our portfolio. GAP Promo has been profitable since inception and has provided us with a revenue stream that we intend to enhance over time. In September, we acquired Houston area-based Trend Promotional Marketing Corporation (d/b/a Trend Brand Solutions) (Trend), a leading global brand solutions company, which strategically broadened our geographic reach in the southern United States. Given Trend’s brand recognition and ideal location, we have gained further access to the Texas market, especially the Houston area, which is home to two dozen Fortune 500 companies, and ranks third among metro areas in Fortune 500 headquarters locations. And lastly, in December, we successfully completed our third acquisition of 2022 with Premier Business Services (Premier NYC), an established promotional products business located in Larchmont, New York. With over 30 years of experience in the promotional products industry, Premier NYC has developed a number of long-term client relationships with large law firms and other elite customers, which we intend to leverage by enhancing their solutions through implementation of our proven technologies.

“Looking ahead, we strive to be a leader in the promotional products industry and intend to do this by promoting brand awareness and affecting behavior through visual, creative and technology solutions. Given our ability to effectively execute on our business strategy, including securing meaningful contracts and completing accretive acquisitions that increase our geographic footprint, while complementing our capabilities, we believe we have positioned the company for continued success.

“2022 was our first full reporting year as a public company, and within that year we set goals and put initiatives into place that may strengthen our position for accelerated growth in 2023 and beyond. Demonstrating our confidence in the business, we implemented and executed a stock buyback program and have repurchased approximately 1.7 million common shares, which we believe will help drive long-term shareholder value. We remain committed to our growth strategy and are encouraged by the outlook for the business. We are excited to see what 2023 has in store for Stran and look forward to announcing additional developments as they unfold.”

About Stran

Over the past 27 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com